1-4 FAMILY RIDER

This 1-4 Family Rider shall be deemed to amend and supplement the Mortgage, Deed of Trust or Security Deed hereinafter referred to as the Security Instrument, dated September 20, 2022, and given by Here Collection 7 LLC, hereinafter referred to as the Borrower, to secure the Borrower’s Promissory Note to Marshall Reddick Mortgage Fund, LLC, hereinafter referred to as the Lender, covering the real property described in the Security Instrument and located at:

24 Tano Vida, Santa Fe, NM 87506
[Subject Property]

1-4 Family Covenants. In addition to the covenants and agreements made in the Security Instrument, the following provisions shall apply:

1.Additional Property Subject to the Security Instrument. In addition to the Subject Property described in the Security Instrument, the following items are added and shall also constitute the Subject Property covered by the Security Instrument: building materials, appliances and goods of every nature whatsoever now or hereafter located in, on, or used, or intended to be used in connection with the electricity, gas, water, air and light, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bathtubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, and curtain rods, attached mirrors, cabinets, paneling and attached floor coverings now or hereafter attached to the Subject Property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Subject Property covered by the Security Instrument.

2.Use of the Subject Property; Compliance with Law. The Borrower shall not seek, agree to or make a change in the use of the Subject Property or its zoning classification, unless the Lender has agreed in writing to the change. The Borrower shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Subject Property.

3.Escrow Items. The Borrower shall pay directly, the amounts due for taxes and insurance, and any other such items, commonly referred to as escrow items, as opposed to paying them to the Lender.

4.Other Liens. The Borrower shall not allow any other lien to be perfected against the Subject Property without the prior written permission of the Lender.

5.Proper Insurance. The Borrower shall properly insure the Subject Property as is required in this transaction. If the Subject Property will be vacant during renovation then a vacant policy, including coverage against vandalism and malicious mischief and all other present hazards, would be required. On the other hand, or after renovation, if the Subject Property will be occupied then an occupied policy, including coverage against rent loss and all other present hazards, would be required.

6.Occupancy. Section 6 of the Security Instrument is not applicable. The Borrower shall not occupy the Subject Property as a principal or primary residence.

File No:  72J-6KL3-M9E Borrower Initials: _____

7.Assignment of Leases. Upon default and after the Lender has given the Borrower notice of default, the Borrower shall assign to the Lender all leases of the Subject Property and all security deposits made in connection with leases of the Subject Property. Upon the assignment, the Lender shall have the right to modify, extend or terminate the existing leases and to execute new leases, in the Lender’s sole discretion. As used in this paragraph, the word “lease” shall mean “sublease” if the Security Instrument is on a leasehold.

8.Assignment of Rents and Revenues. The Borrower absolutely and unconditionally assigns and transfers to the Lender all the rents and revenues of the Subject Property regardless of to whom the rents and revenues of the Subject Property are payable. The Borrower authorizes the Lender or the Lender’s agent to collect the rents and revenues and agrees that each tenant of the Subject Property shall pay the rents and revenues to the Lender or the Lenders agent. However, the Borrower shall receive the rents and revenues until (i) the Lender has given the Borrower notice of default pursuant to the Security Instrument and (ii) the Lender has given notice to the tenant(s) that the rents and revenues are to be paid to the Lender or the Lender’s agent. This assignment of rents and revenues constitute an absolute assignment and not an assignment for additional security only.

If the Lender gives notice of default to the Borrower (i) all rents and revenues received by the Borrower shall be held by the Borrower as trustee for benefit of the Lender only, to be applied to the sums secured by the Security Instrument; (ii) the Lender shall be entitled to collect and receive all of the rents and revenues of the Subject Property; and (iii) the Borrower agrees that each tenant of the Subject Property shall pay all rents and revenues due and unpaid to the Lender or the Lender’s agent upon the Lender’s written demand to the tenant; (iv) unless applicable law provides otherwise, all rents and revenues collected by the Lender or Lender’s agent shall be applied first to the costs of taking control of and managing the Subject Property and collecting the rents and revenues, including but not limited to, attorney’s fees, receiver’s fees, repair and maintenance costs, insurance premiums, taxes, assessments and other charges on the Subject Property, and then to the sums secured by the Security Instrument; (v) the Lender, the Lender’s agent or any judicially appointed receiver shall be liable to account for only those rents and revenues actually received; and (vi) the Lender shall be entitled to have a receiver appointed to take possession of and manage the Subject Property and collect the rents and revenues and profits derived from the Subject Property without any showing as to the inadequacy of the Subject Property as security.

If the rents and revenues of the Subject Property are not sufficient to cover the costs of taking control of, and managing the Subject Property, and of collecting the rents and revenues, any funds expended by the Lender for such purposes shall become indebtedness of the Borrower to the Lender secured by the Security Instrument.

The Borrower represents and warrants that the Borrower has not executed any prior assignment of the rents and revenues and has not performed, and will not perform, any act that would prevent the Lender from exercising its rights under this paragraph.

The Lender, or the Lender’s agent or a judicially appointed receiver, shall not be required to enter upon, take control of or maintain the Subject Property before or after giving notice of default to the Borrower. However, the Lender, the Lender’s agent or a judicially appointed receiver may do so at any

File No:  72J-6KL3-M9E Borrower Initials: _____

time when a default occurs. Any application of rents and revenues shall not cure or waive any default or invalidate any other right or remedy of the Lender. This assignment of rents and revenues of the Subject Property shall terminate when all the sums secured by the Security Instrument are paid in full.

9.Cross-Default Provisions. The Borrower’s default or breach under any note or agreement in which the Lender has an interest shall be a breach under the Security Instrument and the Lender may invoke any of the remedies permitted by the Security Instrument.

By signing below, the Borrower hereby accepts and agrees to the terms and covenants contained in this 1-4 Family Rider.

Here Collection 7 LLC

/s/Yevgeniy Davidzon

Yevgeniy Davidzon, Authorized Signer

File No:  72J-6KL3-M9E Borrower Initials: _____

BORROWER’S CLOSING AGREEMENT

In consideration of the loan received by Here Collection 7 LLC, hereinafter referred to as the Borrower, from Marshall Reddick Mortgage Fund, LLC, hereinafter referred to as the Lender, in the principal sum of Seven Hundred Forty Two Thousand Five Hundred Dollars and 00/100 ($742,500.00), in connection with the Borrower’s purchase or refinance of the property located at 24 Tano Vida, Santa Fe, NM 87506, hereinafter referred to as the Subject Property, the Borrower hereby agrees, certifies and/or promises as follows:

1.The Borrower agrees, if requested by Lender or Escrow Officer, to promptly and fully cooperate in the correction or completion of any loan or closing documents.

2.The Borrower certifies that the Borrower has inspected the Subject Property and believes the price paid for, or the appraised value of, the Subject Property is both fair and equitable.

3.The Borrower shall defend, indemnify and hold the Lender, its officers, officials and employees, including Marshall Reddick Real Estate and their officers, officials and employees, harmless from any and all claims, injuries, damages, losses or suits, including attorney fees, arising out of or in connection with the loan made by the Lender.

4.The Borrower agrees, in the event the Borrower fails or refuses to adhere to the provisions set forth herein, or the provisions set forth in the Promissory Note or Security Instrument, that the Lender may declare the loan in default and exercise any and all remedies set forth in the Promissory Note or Security Instrument.

5.The Borrower certifies that no part of the loan will be used by the Borrower for any personal, family or household purposes whatsoever. The Borrower makes this certification to give assurance to the Lender that the provisions of the Federal Truth in Lending Act, the Federal Reserve Board Regulation Z and other similar Federal and State laws do not apply to this loan.

The undersigned, Yevgeniy Davidzon, certifies that his true and correct title is Authorized Signer and that in this capacity he has the authority to sign on behalf of the Borrower.

Here Collection 7 LLC

/s/Yevgeniy Davidzon

Yevgeniy Davidzon, Authorized Signer

File No:  72J-6KL3-M9EBorrower Initials: _____

PROMISSORY NOTE
3 Year Term

THIS INTEREST ONLY LOAN IS PAYABLE IN FULL ON OR BEFORE MATURITY. YOU MUST
REPAY THE ENTIRE PRINCIPAL BALANCE OF THIS LOAN AND UNPAID INTEREST THEN DUE.

THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME.
THEREFORE YOU WILL BE REQUIRED TO MAKE PAYMENT FROM OTHER ASSETS THAT YOU MAY
OWN OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS
LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT
MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY
ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN FINANCING FROM THE SAME LENDER.

September 20, 2022

24 Tano Vida, Santa Fe, NM 87506
[Subject Property]

1.The Borrower’s Promise to Pay. In return for a loan that the undersigned, Yevgeniy Davidzon, on behalf of Here Collection 7 LLC (the “Borrower”) has received, the Borrower promises to pay the principal sum of Seven Hundred Forty Two Thousand Five Hundred Dollars and 00/100 ($742,500.00), plus interest, to the order of Marshall Reddick Mortgage Fund, LLC (the “Lender”). The Borrower understands that the Lender may transfer or assign this Promissory Note (the “Note”) and the Lender, or anyone who takes this Note by transfer or assignment and who is entitled to receive payment under this Note, is called the “Note Holder”.

2.Terms Defined. The following terms shall have the following meanings:

Balloon Payment means a large one-time lump sum payment due on the Maturity Date pursuant to Section 4 of this Note.

Default Rate means a rate per annum equal to the lesser of the maximum rate permitted by applicable law or Eighteen Percent (18.0000%).

Disbursement Date means the date the loan was initially disbursed.

First Payment Due Date means November 1, 2022.

Loan Servicer means the entity, if any, appointed by the Note Holder from time to time, to service the loan on behalf of the Note Holder.

Maturity Date means the earlier of October 1, 2025 or the date on which the unpaid principal sum, and any other indebtedness hereunder, becomes due and payable by acceleration or other such exercise by the Note holder under this Note or applicable law.

Payment Due Date means the First Payment Due Date and any subsequent date on which a monthly payment is due and payable pursuant to Section 4 of this Note.

Subject Property means the real property located at 24 Tano Vida, Santa Fe, NM 87506, together with all buildings and other improvements thereon and all personal property owned by the Borrower, as encumbered by and further described in the Security Instrument.

File No:  72J-6KL3-M9EBorrower Initials: _____

3.Interest. Interest will be charged on the unpaid principal sum until the full amount of principal has been paid. The Borrower will pay interest at an annual rate of Seven Percent (7.0000%). Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Borrower will pay interest at the Default Rate set forth in section 2 and as further described in section 7.

Interest under this Note shall be computed on the basis of a 30 day month, and a 360 day year, and actual days elapsed. This computation results in more interest being paid than if computed on the basis of a 365 or 366 day year, provided however, the month in which this Note is made and the month in which this Note is fully repaid, as the case may be actual days elapsed.

The Borrower will pay a minimum of Fifty One Thousand Nine Hundred Seventy Five Dollars and 00/100 ($51,975.00) in interest. This minimum interest amount is equal to the cumulative interest scheduled to be paid to the Note Holder during the first 12 months of this Note. The Borrower and the Note Holder agree that this minimum interest amount is fair and reasonable under the terms of this Note.

4.Payments.

(A)Time and Place of Payments. Unless disbursement of the loan is made to the Borrower on the first day of the month, interest for initial odd days beginning on the Disbursement Date and ending on and including the last day of such month, shall be payable by the Borrower on or before the Disbursement Date. If the Disbursement Date is on the first day of the month, then no payment will be due from the Borrower until the First Payment Due Date. The Payment Due Date for the first monthly payment under Section 4(B) will be the First Payment Due Date. Except as provided in this Section 4(A), accrued interest will be payable in arrears.

Unless such payments are electronically drawn directly from a Borrower bank account, the Borrower will make all payments required under this Note, without notice or offset or deduction, at 4299 MacArthur Boulevard, Suite 105, Newport Beach, CA 92660 or at a different place if required by the Note Holder.

The Borrower will make payments as described in this Note each and every month until the Borrower has repaid the entire principal sum, along with interest and any other sums owed under this Note. Further, the Borrower shall pay the entire principal sum, along with interest and any other sums owed under this Note by the Maturity Date stated in section 2. All monthly payments will be applied to interest before principal and any monthly payment received before the due date shall be considered received on the due date solely for the purpose of calculating interest.

(B)Amount of Fixed Monthly Payments. Beginning on the First Payment Due Date, each monthly payment will be in the amount of Four Thousand Three Hundred Thirty One Dollars and 25/100 ($4,331.25). This amount does not include any property taxes, insurance or other charges that the Borrower may be required to pay each month. This fixed monthly payment will not change unless adjusted by the Note Holder for the application, if any, of the Default Rate as set forth herein.

(C)Balloon Payment. On the Maturity Date, which is approximately thirty six (36) months from now, this Note shall terminate. If on the

File No:  72J-6KL3-M9EBorrower Initials: _____

Maturity Date amounts under this Note are still owed, the Borrower will pay those amounts in one lump sum referred to as a Balloon Payment. The Borrower understands, if only the required monthly interest payments are made (and no additional payments towards principal are made), the balloon payment will be in the amount of Seven Hundred Forty Two Thousand Five Hundred Dollars and 00/100 ($742,500.00).

5.The Borrower’s Right to Prepay. Subject to the minimum interest specified in Section 3, the Borrower has the right to voluntarily make payments of principal at any time before they are due. A payment of principal only is known as a prepayment. The Borrower must notify the Note Holder in writing of any prepayment. The Note Holder will use all prepayments to reduce the amount of principal owed under this Note.

The Borrower may not designate a payment as a prepayment if the Borrower has not made all monthly payments due under the Note. Should this occur, the Note Holder may apply any such payment first to the accrued and unpaid, or minimum interest specified in Section 3, before applying the remainder to reduce the unpaid principal sum under this Note. If the Borrower makes a partial prepayment, there will be no changes in the due dates of the monthly payments.

The Borrower waives any right to prepay, in whole or in part, any portion of the outstanding principal under this Note without paying the minimum interest described herein. The Borrower therefore agrees to pay the minimum interest on the terms set forth in this Note, whether voluntarily or by reason of acceleration, including acceleration upon any sale or other transfer of any interest in the property securing this Note.

6.Loan Charges. If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Borrower which exceeded permitted limits will be refunded. The Note Holder may choose to make this refund by reducing the principal sum owed under this Note or by making a direct payment to the Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

7.The Borrower’s Failure to Pay as Required and Default.

(A)Late Charge for Overdue Payments. If the Note Holder has not received the full amount of any payment by the end of fifteen (15) days after the date it is due, the Borrower will pay a late charge to the Note Holder. The amount of the late charge will be Five Percent (5.0000%) of the overdue payment. The Borrower will pay this late charge promptly but only once on each late payment.

Upon the occurrence of and during the continuance of an Event of Default, the interest rate applicable to the entire unpaid principal sum and all other indebtedness will automatically increase to the Default Rate set forth in section 2 and as further described in this section 7. Notwithstanding anything to the contrary contained in this Note, if any amount due remains past due for thirty (30) days or more, interest shall accrue from the date payment is due at the Default Rate. Further, should an Event of Default occur, with respect to two (2) or more consecutive monthly payments, and if any amount due remains past due for sixty (60)

File No:  72J-6KL3-M9EBorrower Initials: _____

days or more, the unpaid principal sum and all other indebtedness shall bear interest at the Default Rate for the remainder of the term or until the entire unpaid principal sum and all other indebtedness has been repaid.

The Borrower acknowledges and agrees that the Eighteen Percent (18.0000%) Default Rate set forth in section 2 and as further described in this section 7 represents a fair and reasonable estimate of the risks, costs and expenses the Note Holder will incur upon the occurrence of and during the continuance of an Event of Default.

(B)Events of Default. Each of the following shall constitute an Event of Default hereunder:

(i)Any failure by the Borrower to pay or deposit the full amount of any payment when due as required under this Note.

(ii)Any failure by the Borrower to comply with any other covenant contained in this Note or in any other associated loan document(s).

(iii)Any representation, warranty, certification or statement of fact, made or deemed made, by or on behalf of the Borrower, in connection with loan received by the Borrower, which was incorrect or misleading when made, or deemed made.

(iv)Any failure by the Borrower to maintain in full force and effect all polices of insurance.

(v)Any failure by the Borrower to pay property taxes, association dues if any and all other applicable assessments when due.

(vi)Any exercise by the holder of any instrument secured against the Subject Property which, in the reasonable judgement of the Note Holder, could materially impair the lien position of the Note Holder.

(vii)The commencement of a forfeiture action or proceeding, whether civil or criminal, which, in the reasonable judgement of the Note Holder, could result in a forfeiture of the Subject Property or otherwise materially impair the lien position of the Note Holder.

(viii)Any failure by the Borrower to comply with any associated covenants, conditions and/or restrictions, land use restriction agreements or similar agreements and such failure continues beyond any applicable cure period.

(ix)The occurrence of a bankruptcy or similar type event.

(x)Any breach or default or other similar condition or event by the Borrower under any other loan, note or agreement to which the Note Holder or any affiliate of the Note Holder is also a party.

(C)Remedies and Acceleration. If any Event of Default has occurred and is continuing, the unpaid principal sum, at the option of the Note Holder, shall immediately become due and payable without any prior written Notice to the Borrower (unless applicable law requires otherwise, and in such case, after any required notice has been given).

File No:  72J-6KL3-M9EBorrower Initials: _____

The Note Holder may exercise this option to accelerate regardless of any prior forbearance. In addition, the Note Holder shall have all rights and remedies afforded to the Note Holder hereunder, and under any other associated loan document(s), or under applicable law, including application of the Default Rate, foreclosure and/or power of sale. Each right and remedy shall be cumulative and may be exercised concurrently, independently or successively, in any order. The Note Holder shall not be required to demonstrate any actual impairment of its security or any increased risk of additional default by the Borrower in order to exercise any of its rights and remedies with respect to any Event of Default.

(D)No Waiver By Note Holder. Any waiver of any default or forbearance by the Note Holder in exercising any right and remedy under this Note, or under any associated loan document(s), or otherwise afforded by applicable law, shall not be a waiver of any other default or preclude the exercise or failure to exercise any other right and remedy. Even if, at a time when the Borrower is in default, the Note Holder does not require the Borrower to pay immediately in full as described herein, the Note Holder will still have the right to do so if the Borrower is in default at a later time.

(E)Payment of Note Holder’s Costs and Expenses. The Borrower shall immediately reimburse the Note Holder for all fees and costs, including reasonable attorneys’ fees, incurred or advanced by the Note Holder for the enforcement of this Note, or the exercise of any rights and remedies hereunder whether or not any action or proceeding is filed. All such fees and costs incurred or advanced which are not immediately reimbursed shall bear interest until paid at the rate afforded by this Note.

8.Giving of Notices. Unless applicable law requires a different method, any notice that must be given to the Borrower under this Note will be given by delivering it or by mailing it by first class mail to the Borrower at 1032 East Brandon Boulevard, Suite 4488, Brandon, FL 33511 or at a different address if the Borrower gives the Note Holder written notice of a different address.

Any notice that must be given to the Note Holder under this Note will be given by delivering it or by mailing it by first class mail to the Note Holder at the address stated in Section 4(A) herein or at a different address if the Borrower is given written notice of a different address.

9.Obligations of Parties Under This Note. If more than one party signs this Note, each party is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any party who is a guarantor, surety or endorser of the Note is also obligated to do these things. Any party, who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights and remedies under this Note against each party individually or against all such parties together. This means that any one such party may be required to pay all of the amounts owed under this Note.

10.Waivers. The Borrower and any other party who has obligations under this Note hereby waives the rights of Presentment and Notice of Dishonor. Presentment means the right to require the Note Holder to demand payment of

File No:  72J-6KL3-M9EBorrower Initials: _____

amounts due. Notice of Dishonor means the right to require the Note Holder to give notice to other parties that amounts due have not been paid. In addition, without limiting the foregoing, the Borrower hereby waives diligence, demand, notice of non-payment, protest and notice of protest. Further, the Borrower waives the right to plead any and all statutes of limitations as a defense to this Note in each case to the full extent permitted by law. No provision of this Note, or any other associated loan document(s), may be waived or modified orally, it being expressly agreed that any such waiver or modification must be in writing and signed by the Note Holder.

11.Secured Note. This Note is a secured instrument. In addition to the protections given to the Note Holder under this Note, a Security Instrument, dated the same date as this Note, protects the Note Holder from possible losses which might result if the Borrower does not keep the promises made in this Note. That Security Instrument, in addition to this Note, describes how and under what conditions the Borrower may be required to make immediate payment in full of all amounts owed under this Note. One of those conditions is a transfer of the Subject Property (or if the Borrower is not a natural person, a transfer in the beneficial interest in the Borrower). If all or any part of the Subject Property or any interest in the Subject Property is sold or transferred (or if the Borrower is not a natural person and a beneficial interest in the Borrower is sold or transferred) without the Note Holder’s prior written consent, the Note Holder may require immediate payment in full of all sums due under this Note and the Security Instrument. However, this option shall not be exercised by the Note Holder if such exercise is prohibited by applicable law.

12.Liability and Full Payment. The Borrower is liable for all obligations under this Note. All amounts due under this Note, as amended, restated, supplemented or otherwise modified from time to time shall be paid in full without setoff, deduction or counterclaim.

13.Business Purpose and Agreement Not to Occupy. The Borrower warrants and represents to the Note Holder that the loan received under this Note and all proceeds will be solely used to acquire, refinance, and/or improve real property for investment purposes, and that no proceeds will in any event be used for a consumer, family or household purpose. The Borrower further warrants and represents to the Note Holder that neither the Borrower nor any other party hereunder will at any time during the term of this Note occupy the Subject Property and/or use, or consider the Subject Property as a principal, primary or secondary residence.

14.Final Documents and No Oral Agreements. This Note and all other associated loan documents represent the final agreement between the Borrower and the Note Holder and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement. It is further agreed by the Borrower and the Note Holder that no oral agreements exist between the parties.

15.Loan Servicer. The Note Holder may delegate any and all rights and obligations of the Note Holder under this Note to a Loan Servicer. Upon notice from the Note Holder, or from the Loan Servicer, to the Borrower, any action by the Loan Servicer on the Note Holder’s behalf shall have the same force and effect as if the Loan Servicer was the Note Holder.

16.Successors and Assigns. The Borrower may not assign or transfer its rights or obligations under this Note without the prior written consent of the Note Holder, which the Note Holder may give or refuse in its sole and absolute

File No:  72J-6KL3-M9EBorrower Initials: _____

discretion. The terms of this Note bind the Borrower and its heirs, administrators and executors, and inures to the benefit of the Note Holder and its successors, assigns, participants, heirs, administrators and executors. The Borrower shall do anything necessary to comply with the reasonable requirements of the Note Holder or provide or cause to be provided, to the Note Holder within ten (10) days of the request, at the cost and expense of the Borrower, such further documentation or information as the Note Holder may require, in order to enable the Note Holder to consummate a secondary market transaction.

17.Time is of the Essence. The Borrower agrees that, with respect to each and every obligation and covenant contained in this Note, time is of the essence.

Witness the hand and seal of the undersigned this ___ day of September, 2022.

Here Collection 7 LLC

/s/Yevgeniy Davidzon

Yevgeniy Davidzon, Authorized Signer

File No:  72J-6KL3-M9EBorrower Initials: _____

When Recorded, Return To:

Marshall Reddick Real Estate

4299 MacArthur Blvd. Ste. 105

Newport Beach, CA 92660

[Space Above This Line For Recording Data]

MORTGAGE

DEFINITIONS

Words used in multiple sections of this document are defined below and other words are defined in Sections 3, 11, 13, 18, 20 and 21. Certain rules regarding the usage of words used in this document are also provided in Section 16.

(A)“Security Instrument” means this document, which is dated September 20, 2022, together with all Riders to this document.

(B)“Borrower” is Here Collection 7 LLC. Borrower is a New Mexico Limited Liability Company. Borrower’s address is 1032 East Brandon Boulevard, Suite 4488, Brandon, FL 33511. Borrower is the mortgagor under this Security Instrument.

(C)“Lender” is Marshall Reddick Mortgage Fund, LLC. Lender is a California Limited Liability Company. Lender’s address is 4299 MacArthur Boulevard, Suite 105, Newport Beach, CA 92660. Lender is the mortgagee under this Security Instrument.

(D)“Note” means the Promissory Note signed by Borrower and dated the same day as this Security Instrument. The Note states that Borrower owes Lender the principal sum of Seven Hundred Forty Two Thousand Five Hundred Dollars and 00/100 ($742,500.00) plus interest. Borrower has promised to pay this debt in regular Periodic Payments and to pay the debt in full not later than October 1, 2025.

(E)“Property” means the property that is described below under the heading “Transfer of Rights in the Property.”

(F)“Loan” means the debt evidenced by the Note, plus interest, any prepayment charges and late charges due under the Note, and all sums due under this Security Instrument, plus interest.

(G)“Riders” means all Riders to this Security Instrument that are executed by Borrower. The following Riders are to be executed by Borrower [check box as applicable]:

File No:  72J-6KL3-M9EBorrower Initials: _____

☐	Adjustable Rate Rider	☐	Condominium Rider	☐	Second Home Rider
☐	Balloon Rider	☐	PUD Rider	☐	Other(s)
☒	1-4 Family Rider	☐	Biweekly Payment Rider

(H)“Applicable Law” means all controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions.

(I)“Community Association Dues, Fees, and Assessments” means all dues, fees, assessments and other charges that are imposed on Borrower or the Property by a condominium association, homeowners association or similar organization.

(J)“Electronic Funds Transfer” means any transfer of funds, other than a transaction originated by check, draft, or similar paper instrument, which is initiated through an electronic terminal, telephonic instrument, computer, or magnetic tape so as to order, instruct, or authorize a financial institution to debit or credit an account. Such term includes, but is not limited to, point-of-sale transfers, automated teller machine transactions, transfers initiated by telephone, wire transfers, and automated clearinghouse transfers.

(K)“Escrow Items” means those items that are described in Section 3.

(L)“Miscellaneous Proceeds” means any compensation, settlement, award of damages, or proceeds paid by any third party (other than insurance proceeds paid under the coverages described in Section 5) for: (i) damage to, or destruction of, the Property; (ii) condemnation or other taking of all or any part of the Property; (iii) conveyance in lieu of condemnation; or (iv) misrepresentations of, or omissions as to, the value and/or condition of the Property.

(M)“Mortgage Insurance” means insurance protecting Lender against the nonpayment of, or default on, the Loan.

(N)“Periodic Payment” means the regularly scheduled amount due for (i) principal and interest under the Note, plus (ii) any amounts under Section 3 of this Security Instrument.

(O)“RESPA” means the Real Estate Settlement Procedures Act (12 U.S.C. §2601 et seq.) and it’s implementing regulation, Regulation X (24 C.F.R. Part 3500), as they might be amended from time to time, or any additional or successor legislation or regulation that governs the same subject matter. As used in this Security Instrument, “RESPA” refers to all requirements and restrictions that are imposed in regard to a “federally related mortgage loan” even if the Loan does not qualify as a “federally related mortgage loan” under RESPA.

(P)“Successor in Interest of Borrower” means any party that has taken title to the Property, whether or not that party has assumed Borrower’s obligations under the Note and/or this Security Instrument.

TRANSFER OF RIGHTS IN THE PROPERTY

This Security Instrument secures to Lender: (i) the repayment of the Loan, and all renewals, extensions and modifications of the Note; and (ii) the performance of Borrower’s covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower does hereby mortgage, grant and convey to

File No:  72J-6KL3-M9EBorrower Initials: _____

Lender, with power of sale, the following described property located in the County of Santa Fe:

LOT 3-B, AS SHOWN AND DELINEATED ON PLAT OF SURVEY ENTITLED “LOT LINE
ADJUSTMENT PREPARED FOR BERNARD J.C. VAN DER HOEVEN, JR. LOT LINE ADJUSTMENT
BETWEEN LOT 3-B AND LOT 4, OF THE “EPIFANIO CHAVEZ ADDITION”, LOCATED OFF
TANO ROAD, WITHIN THE S.E. ¼, OF THE N.W. ¼, OF SECTION 3, T.17.N., R.9.E,
N.M.P.M., COUNTY OF SANTA FE, STATE OF NEW MEXICO”, RECORDED FEBRUARY 10,
1997 IN PLAT BOOK 355, PAGE 042, # 973825, RECORDS OF SANTA FE COUNTY, NEW
MEXICO

PARCEL 49102538

which currently has the address of 24 Tano Vida, Santa Fe, NM 87506.

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the “Property.”

BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS. Borrower and Lender covenant and agree as follows:

1.Payment of Principal, Interest, Escrow Items, Prepayment Charges, and Late Charges. Borrower shall pay when due the principal of, and interest on, the debt evidenced by the Note and any prepayment charges and late charges due under the Note. Borrower shall also pay funds for Escrow Items pursuant to Section 3. Payments due under the Note and this Security Instrument shall be made in U.S. currency. However, if any check or other instrument received by Lender as payment under the Note or this Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under the Note and this Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; or (d) Electronic Funds Transfer.

Payments are deemed received by Lender when received at the location designated in the Note or at such other location as may be designated by Lender in accordance with the notice provisions in Section 15. Lender may return any payment or partial payment if the payment or partial payments are insufficient to bring the Loan current. Lender may accept any payment or partial payment insufficient to bring the Loan current, without waiver of any rights hereunder or prejudice to its rights to refuse such payment or partial payments in the future, but Lender is not obligated to apply such payments at the time such payments are accepted. If each Periodic Payment is applied as of its scheduled

File No:  72J-6KL3-M9EBorrower Initials: _____

due date, then Lender need not pay interest on unapplied funds. Lender may hold such unapplied funds until Borrower makes payment to bring the Loan current. If Borrower does not do so within a reasonable period of time, Lender shall either apply such funds or return them to Borrower. If not applied earlier, such funds will be applied to the outstanding principal balance under the Note immediately prior to foreclosure. No offset or claim which Borrower might have now or in the future against Lender shall relieve Borrower from making payments due under the Note and this Security Instrument or performing the covenants and agreements secured by this Security Instrument.

2.Application of Payments or Proceeds. Except as otherwise described in this Section 2, all payments accepted and applied by Lender shall be applied in the following order of priority: (a) interest due under the Note; (b) principal due under the Note; (c) amounts due under Section 3. Such payments shall be applied to each Periodic Payment in the order in which it became due. Any remaining amounts shall be applied first to late charges, second to any other amounts due under this Security Instrument, and then to reduce the principal balance of the Note.

If Lender receives a payment from Borrower for a delinquent Periodic Payment which includes a sufficient amount to pay any late charge due, the payment may be applied to the delinquent payment and the late charge. If more than one Periodic Payment is outstanding, Lender may apply any payment received from Borrower to the repayment of the Periodic Payments if, and to the extent that, each payment can be paid in full. To the extent that any excess exists after the payment is applied to the full payment of one or more Periodic Payments, such excess may be applied to any late charges due. Voluntary prepayments shall be applied first to any prepayment charges and then as described in the Note.

Any application of payments, insurance proceeds, or Miscellaneous Proceeds to principal due under the Note shall not extend or postpone the due date, or change the amount, of the Periodic Payments.

3.Funds for Escrow Items. Borrower shall pay to Lender on the day Periodic Payments are due under the Note, until the Note is paid in full, a sum (the “Funds”) to provide for payment of amounts due for: (a) taxes and assessments and other items which can attain priority over this Security Instrument as a lien or encumbrance on the Property; (b) leasehold payments or ground rents on the Property, if any; (c) premiums for any and all insurance required by Lender under Section 5; and (d) Mortgage Insurance premiums, if any, or any sums payable by Borrower to Lender in lieu of the payment of Mortgage Insurance premiums in accordance with the provisions of Section 10. These items are called “Escrow Items.” At origination or at any time during the term of the Loan, Lender may require that Community Association Dues, Fees, and Assessments, if any, be escrowed by Borrower, and such dues, fees and assessments shall be an Escrow Item. Borrower shall promptly furnish to Lender all notices of amounts to be paid under this Section. Borrower shall pay Lender the Funds for Escrow Items unless Lender waives Borrower’s obligation to pay the Funds for any or all Escrow Items. Lender may waive Borrower’s obligation to pay to Lender Funds for any or all Escrow Items at any time. Any such waiver may only be in writing. In the event of such waiver, Borrower shall pay directly, when and where payable, the amounts due for any Escrow Items for which payment of Funds has been waived by Lender and, if Lender requires, shall furnish to Lender receipts evidencing such payment within such time period as Lender may require. Borrower’s obligation to make such payments and to provide receipts shall for all purposes

File No:  72J-6KL3-M9EBorrower Initials: _____

be deemed to be a covenant and agreement contained in this Security Instrument, as the phrase “covenant and agreement” is used in Section 9. If Borrower is obligated to pay Escrow Items directly, pursuant to a waiver, and Borrower fails to pay the amount due for an Escrow Item, Lender may exercise its rights under Section 9 and pay such amount and Borrower shall then be obligated under Section 9 to repay to Lender any such amount. Lender may revoke the waiver as to any or all Escrow Items at any time by a notice given in accordance with Section 15 and, upon such revocation, Borrower shall pay to Lender all Funds, and in such amounts, that are then required under this Section 3.

Lender may, at any time, collect and hold Funds in an amount (a) sufficient to permit Lender to apply the Funds at the time specified under RESPA, and (b) not to exceed the maximum amount a lender can require under RESPA. Lender shall estimate the amount of Funds due on the basis of current data and reasonable estimates of expenditures of future Escrow Items or otherwise in accordance with Applicable Law.

The Funds shall be held in an institution whose deposits are insured by a federal agency, instrumentality, or entity (including Lender, if Lender is an institution whose deposits are so insured) or in any Federal Home Loan Bank. Lender shall apply the Funds to pay the Escrow Items no later than the time specified under RESPA. Lender shall not charge Borrower for holding and applying the Funds, annually analyzing the escrow account, or verifying the Escrow Items, unless Lender pays Borrower interest on the Funds and Applicable Law permits Lender to make such a charge. Unless an agreement is made in writing or Applicable Law requires interest to be paid on the Funds, Lender shall not be required to pay Borrower any interest or earnings on the Funds. Borrower and Lender can agree in writing, however, that interest shall be paid on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds as required by RESPA.

If there is a surplus of Funds held in escrow, as defined under RESPA, Lender shall account to Borrower for the excess funds in accordance with RESPA. If there is a shortage of Funds held in escrow, as defined under RESPA, Lender shall notify Borrower as required by RESPA, and Borrower shall pay to Lender the amount necessary to make up the shortage in accordance with RESPA, but in no more than 12 monthly payments. If there is a deficiency of Funds held in escrow, as defined under RESPA, Lender shall notify Borrower as required by RESPA, and Borrower shall pay to Lender the amount necessary to make up the deficiency in accordance with RESPA, but in no more than 12 monthly payments.

Upon payment in full of all sums secured by this Security Instrument, Lender shall promptly refund to Borrower any Funds held by Lender.

4.Charges; Liens. Borrower shall pay all taxes, assessments, charges, fines, and impositions attributable to the Property which can attain priority over this Security Instrument, leasehold payments or ground rents on the Property, if any, and Community Association Dues, Fees, and Assessments, if any. To the extent that these items are Escrow Items, Borrower shall pay them in the manner provided in Section 3.

Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender, but only so long as Borrower is performing such agreement; (b) contests the lien in good faith by, or defends against enforcement of the lien in, legal proceedings which

File No:  72J-6KL3-M9EBorrower Initials: _____

in Lender’s opinion operate to prevent the enforcement of the lien while those proceedings are pending, but only until such proceedings are concluded; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien which can attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Within 10 days of the date on which that notice is given, Borrower shall satisfy the lien or take one or more of the actions set forth above in this Section 4.

Lender may require Borrower to pay a one-time charge for a real estate tax verification and/or reporting service used by Lender in connection with this Loan.

5.Property Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage,” and any other hazards including, but not limited to, earthquakes and floods, for which Lender requires insurance. This insurance shall be maintained in the amounts (including deductible levels) and for the periods that Lender requires. What Lender requires pursuant to the preceding sentences can change during the term of the Loan. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender’s right to disapprove Borrower’s choice, which right shall not be exercised unreasonably. Lender may require Borrower to pay, in connection with this Loan, either: (a) a one-time charge for flood zone determination, certification and tracking services; or (b) a onetime charge for flood zone determination and certification services and subsequent charges each time remappings or similar changes occur which reasonably might affect such determination or certification. Borrower shall also be responsible for the payment of any fees imposed by the Federal Emergency Management Agency in connection with the review of any flood zone determination resulting from an objection by Borrower.

If Borrower fails to maintain any of the coverages described above, Lender may obtain insurance coverage, at Lender’s option and Borrower’s expense. Lender is under no obligation to purchase any particular type or amount of coverage. Therefore, such coverage shall cover Lender, but might or might not protect Borrower, Borrower’s equity in the Property, or the contents of the Property, against any risk, hazard or liability and might provide greater or lesser coverage than was previously in effect. Borrower acknowledges that the cost of the insurance coverage so obtained might significantly exceed the cost of insurance that Borrower could have obtained. Any amounts disbursed by Lender under this Section 5 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.

All insurance policies required by Lender and renewals of such policies shall be subject to Lender’s right to disapprove such policies, shall include a standard mortgage clause, and shall name Lender as mortgagee and/or as an additional loss payee. Lender shall have the right to hold the policies and renewal certificates. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. If Borrower obtains any form of insurance coverage, not otherwise required by Lender, for damage to, or destruction of, the Property, such policy shall include a standard mortgage clause and shall name Lender as mortgagee and/or as an additional loss payee.

File No:  72J-6KL3-M9EBorrower Initials: _____

In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower. Unless Lender and Borrower otherwise agree in writing, any insurance proceeds, whether or not the underlying insurance was required by Lender, shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender’s security is not lessened. During such repair and restoration period, Lender shall have the right to hold such insurance proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender’s satisfaction, provided that such inspection shall be undertaken promptly. Lender may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such insurance proceeds, Lender shall not be required to pay Borrower any interest or earnings on such proceeds. Fees for public adjusters, or other third parties, retained by Borrower shall not be paid out of the insurance proceeds and shall be the sole obligation of Borrower. If the restoration or repair is not economically feasible or Lender’s security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower. Such insurance proceeds shall be applied in the order provided for in Section 2.

If Borrower abandons the Property, Lender may file, negotiate and settle any available insurance claim and related matters. If Borrower does not respond within 30 days to a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may negotiate and settle the claim. The 30-day period will begin when the notice is given. In either event, or if Lender acquires the Property under Section 22 or otherwise, Borrower hereby assigns to Lender (a) Borrower’s rights to any insurance proceeds in an amount not to exceed the amounts unpaid under the Note or this Security Instrument, and (b) any other of Borrower’s rights (other than the right to any refund of unearned premiums paid by Borrower) under all insurance policies covering the Property, insofar as such rights are applicable to the coverage of the Property. Lender may use the insurance proceeds either to repair or restore the Property or to pay amounts unpaid under the Note or this Security Instrument, whether or not then due.

6.Occupancy. Borrower shall occupy, establish, and use the Property as Borrower’s principal residence within 60 days after the execution of this Security Instrument and shall continue to occupy the Property as Borrower’s principal residence for at least one year after the date of occupancy, unless Lender otherwise agrees in writing, which consent shall not be unreasonably withheld, or unless extenuating circumstances exist which are beyond Borrower’s control.

7.Preservation, Maintenance and Protection of the Property; Inspections. Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate or commit waste on the Property. Whether or not Borrower is residing in the Property, Borrower shall maintain the Property in order to prevent the Property from deteriorating or decreasing in value due to its condition. Unless it is determined pursuant to Section 5 that repair or restoration is not economically feasible, Borrower shall promptly repair the Property if damaged to avoid further deterioration or damage. If insurance or condemnation proceeds are paid in connection with damage to, or the taking of, the Property, Borrower shall be responsible for repairing or restoring the Property only if Lender has released proceeds for such purposes. Lender may disburse proceeds for the repairs and restoration in a single payment or in a

File No:  72J-6KL3-M9EBorrower Initials: _____

series of progress payments as the work is completed. If the insurance or condemnation proceeds are not sufficient to repair or restore the Property, Borrower is not relieved of Borrower’s obligation for the completion of such repair or restoration.

Lender or its agent may make reasonable entries upon and inspections of the Property. If it has reasonable cause, Lender may inspect the interior of the improvements on the Property. Lender shall give Borrower notice at the time of or prior to such an interior inspection specifying such reasonable cause.

8.Borrower’s Loan Application. Borrower shall be in default if, during the Loan application process, Borrower or any persons or entities acting at the direction of Borrower or with Borrower’s knowledge or consent gave materially false, misleading, or inaccurate information or statements to Lender (or failed to provide Lender with material information) in connection with the Loan. Material representations include, but are not limited to, representations concerning Borrower’s occupancy of the Property as Borrower’s principal residence.

9.Protection of Lender’s Interest in the Property and Rights Under this Security Instrument. If (a) Borrower fails to perform the covenants and agreements contained in this Security Instrument, (b) there is a legal proceeding that might significantly affect Lender’s interest in the Property and/or rights under this Security Instrument (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture, for enforcement of a lien which may attain priority over this Security Instrument or to enforce laws or regulations), or (c) Borrower has abandoned the Property, then Lender may do and pay for whatever is reasonable or appropriate to protect Lender’s interest in the Property and rights under this Security Instrument, including protecting and/or assessing the value of the Property, and securing and/or repairing the Property. Lender’s actions can include, but are not limited to: (a) paying any sums secured by a lien which has priority over this Security Instrument; (b) appearing in court; and (c) paying reasonable attorneys’ fees to protect its interest in the Property and/or rights under this Security Instrument, including its secured position in a bankruptcy proceeding. Securing the Property includes, but is not limited to, entering the Property to make repairs, change locks, replace or board up doors and windows, drain water from pipes, eliminate building or other code violations or dangerous conditions, and have utilities turned on or off. Although Lender may take action under this Section 9, Lender does not have to do so and is not under any duty or obligation to do so. It is agreed that Lender incurs no liability for not taking any or all actions authorized under this Section 9.

Any amounts disbursed by Lender under this Section 9 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.

If this Security Instrument is on a leasehold, Borrower shall comply with all the provisions of the lease. If Borrower acquires fee title to the Property, the leasehold and the fee title shall not merge unless Lender agrees to the merger in writing.

10.Mortgage Insurance. If Lender required Mortgage Insurance as a condition of making the Loan, Borrower shall pay the premiums required to

File No:  72J-6KL3-M9EBorrower Initials: _____

maintain the Mortgage Insurance in effect. If, for any reason, the Mortgage Insurance coverage required by Lender ceases to be available from the mortgage insurer that previously provided such insurance and Borrower was required to make separately designated payments toward the premiums for Mortgage Insurance, Borrower shall pay the premiums required to obtain coverage substantially equivalent to the Mortgage Insurance previously in effect, at a cost substantially equivalent to the cost to Borrower of the Mortgage Insurance previously in effect, from an alternate mortgage insurer selected by Lender. If substantially equivalent Mortgage Insurance coverage is not available, Borrower shall continue to pay to Lender the amount of the separately designated payments that were due when the insurance coverage ceased to be in effect. Lender will accept, use and retain these payments as a non-refundable loss reserve in lieu of Mortgage Insurance. Such loss reserve shall be non-refundable, notwithstanding the fact that the Loan is ultimately paid in full, and Lender shall not be required to pay Borrower any interest or earnings on such loss reserve. Lender can no longer require loss reserve payments if Mortgage Insurance coverage (in the amount and for the period that Lender requires) provided by an insurer selected by Lender again becomes available, is obtained, and Lender requires separately designated payments toward the premiums for Mortgage Insurance. If Lender required Mortgage Insurance as a condition of making the Loan and Borrower was required to make separately designated payments toward the premiums for Mortgage Insurance, Borrower shall pay the premiums required to maintain Mortgage Insurance in effect, or to provide a non-refundable loss reserve, until Lender’s requirement for Mortgage Insurance ends in accordance with any written agreement between Borrower and Lender providing for such termination or until termination is required by Applicable Law. Nothing in this Section 10 affects Borrower’s obligation to pay interest at the rate provided in the Note.

Mortgage Insurance reimburses Lender (or any entity that purchases the Note) for certain losses it may incur if Borrower does not repay the Loan as agreed. Borrower is not a party to the Mortgage Insurance.

Mortgage insurers evaluate their total risk on all such insurance in force from time to time, and may enter into agreements with other parties that share or modify their risk, or reduce losses. These agreements are on terms and conditions that are satisfactory to the mortgage insurer and the other party (or parties) to these agreements. These agreements may require the mortgage insurer to make payments using any source of funds that the mortgage insurer may have available (which may include funds obtained from Mortgage Insurance premiums).

As a result of these agreements, Lender, any purchaser of the Note, another insurer, any reinsurer, any other entity, or any affiliate of any of the foregoing, may receive (directly or indirectly) amounts that derive from (or might be characterized as) a portion of Borrower’s payments for Mortgage Insurance, in exchange for sharing or modifying the mortgage insurer’s risk, or reducing losses. If such agreement provides that an affiliate of Lender takes a share of the insurer’s risk in exchange for a share of the premiums paid to the insurer, the arrangement is often termed “captive reinsurance.” Further:

(a)Any such agreements will not affect the amounts that Borrower has agreed to pay for Mortgage Insurance, or any other terms of the Loan. Such agreements will not increase the amount Borrower will owe for Mortgage Insurance, and they will not entitle Borrower to any refund.

File No:  72J-6KL3-M9EBorrower Initials: _____

(b)Any such agreements will not affect the rights Borrower has – if any – with respect to the Mortgage Insurance under the Homeowners Protection Act of 1998 or any other law. These rights may include the right to receive certain disclosures, to request and obtain cancellation of the Mortgage Insurance, to have the Mortgage Insurance terminated automatically, and/or to receive a refund of any Mortgage Insurance premiums that were unearned at the time of such cancellation or termination.

11.Assignment of Miscellaneous Proceeds; Forfeiture. All Miscellaneous Proceeds are hereby assigned to and shall be paid to Lender.

If the Property is damaged, such Miscellaneous Proceeds shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender’s security is not lessened. During such repair and restoration period, Lender shall have the right to hold such Miscellaneous Proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender’s satisfaction, provided that such inspection shall be undertaken promptly. Lender may pay for the repairs and restoration in a single disbursement or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such Miscellaneous Proceeds, Lender shall not be required to pay Borrower any interest or earnings on such Miscellaneous Proceeds. If the restoration or repair is not economically feasible or Lender’s security would be lessened, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower. Such Miscellaneous Proceeds shall be applied in the order provided for in Section 2.

In the event of a total taking, destruction, or loss in value of the Property, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower.

In the event of a partial taking, destruction, or loss in value of the Property in which the fair market value of the Property immediately before the partial taking, destruction, or loss in value is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the partial taking, destruction, or loss in value, unless Borrower and Lender otherwise agree in writing, the sums secured by this Security Instrument shall be reduced by the amount of the Miscellaneous Proceeds multiplied by the following fraction: (a) the total amount of the sums secured immediately before the partial taking, destruction, or loss in value divided by (b) the fair market value of the Property immediately before the partial taking, destruction, or loss in value. Any balance shall be paid to Borrower.

In the event of a partial taking, destruction, or loss in value of the Property in which the fair market value of the Property immediately before the partial taking, destruction, or loss in value is less than the amount of the sums secured immediately before the partial taking, destruction, or loss in value, unless Borrower and Lender otherwise agree in writing, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the Opposing Party (as defined in the next sentence) offers to make an award to settle a claim for damages, Borrower fails to respond to Lender

File No:  72J-6KL3-M9EBorrower Initials: _____

within 30 days after the date the notice is given, Lender is authorized to collect and apply the Miscellaneous Proceeds either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due. “Opposing Party” means the third party that owes Borrower Miscellaneous Proceeds or the party against whom Borrower has a right of action in regard to Miscellaneous Proceeds.

Borrower shall be in default if any action or proceeding, whether civil or criminal, is begun that, in Lender’s judgment, could result in forfeiture of the Property or other material impairment of Lender’s interest in the Property or rights under this Security Instrument. Borrower can cure such a default and, if acceleration has occurred, reinstate as provided in Section 19, by causing the action or proceeding to be dismissed with a ruling that, in Lender’s judgment, precludes forfeiture of the Property or other material impairment of Lender’s interest in the Property or rights under this Security Instrument. The proceeds of any award or claim for damages that are attributable to the impairment of Lender’s interest in the Property are hereby assigned and shall be paid to Lender.

All Miscellaneous Proceeds that are not applied to restoration or repair of the Property shall be applied in the order provided for in Section 2.

12.Borrower Not Released; Forbearance By Lender Not a Waiver. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to Borrower or any Successor in Interest of Borrower shall not operate to release the liability of Borrower or any Successors in Interest of Borrower. Lender shall not be required to commence proceedings against any Successor in Interest of Borrower or to refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or any Successors in Interest of Borrower. Any forbearance by Lender in exercising any right or remedy including, without limitation, Lender’s acceptance of payments from third persons, entities or Successors in Interest of Borrower or in amounts less than the amount then due, shall not be a waiver of or preclude the exercise of any right or remedy.

13.Joint and Several Liability; Co-signers; Successors and Assigns Bound. Borrower covenants and agrees that Borrower’s obligations and liability shall be joint and several. However, any Borrower who co-signs this Security Instrument but does not execute the Note (a “co-signer”): (a) is co-signing this Security Instrument only to mortgage, grant and convey the co-signer’s interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower can agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without the co-signer’s consent.

Subject to the provisions of Section 18, any Successor in Interest of Borrower who assumes Borrower’s obligations under this Security Instrument in writing, and is approved by Lender, shall obtain all of Borrower’s rights and benefits under this Security Instrument. Borrower shall not be released from Borrower’s obligations and liability under this Security Instrument unless Lender agrees to such release in writing. The covenants and agreements of this Security Instrument shall bind (except as provided in Section 20) and benefit the successors and assigns of Lender.

File No:  72J-6KL3-M9EBorrower Initials: _____

14.Loan Charges. Lender may charge Borrower fees for services performed in connection with Borrower’s default, for the purpose of protecting Lender’s interest in the Property and rights under this Security Instrument, including, but not limited to, attorneys’ fees, property inspection and valuation fees. In regard to any other fees, the absence of express authority in this Security Instrument to charge a specific fee to Borrower shall not be construed as a prohibition on the charging of such fee. Lender may not charge fees that are expressly prohibited by this Security Instrument or by Applicable Law.

If the Loan is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge (whether or not a prepayment charge is provided for under the Note). Borrower’s acceptance of any such refund made by direct payment to Borrower will constitute a waiver of any right of action Borrower might have arising out of such overcharge.

15.Notices. All notices given by Borrower or Lender in connection with this Security Instrument must be in writing. Except as otherwise required by Applicable Law, any notice to Borrower in connection with this Security Instrument shall be deemed to have been given to Borrower when mailed by first class mail or when actually delivered to Borrower’s address as stated herein. Notice to any one Borrower shall constitute notice to all Borrowers unless Applicable Law expressly requires otherwise. Borrower shall promptly notify Lender of Borrower’s change of address. If Lender specifies a procedure for reporting Borrower’s change of address, then Borrower shall only report a change of address through that specified procedure. There may be only one designated notice address under this Security Instrument at any one time. Any notice to Lender shall be given by delivering it or by mailing it by first class mail to Lender’s address stated herein unless Lender has designated another address by notice to Borrower. Any notice in connection with this Security Instrument shall not be deemed to have been given to Lender until actually received by Lender. If any notice required by this Security Instrument is also required under Applicable Law, the Applicable Law requirement will satisfy the corresponding requirement under this Security Instrument.

16.Governing Law; Severability; Rules of Construction. This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located. All rights and obligations contained in this Security Instrument are subject to any requirements and limitations of Applicable Law. Applicable Law might explicitly or implicitly allow the parties to agree by contract or it might be silent, but such silence shall not be construed as a prohibition against agreement by contract. In the event that any provision or clause of this Security Instrument or the Note conflicts with Applicable Law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision.

As used in this Security Instrument: (a) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine

File No:  72J-6KL3-M9EBorrower Initials: _____

gender; (b) words in the singular shall mean and include the plural and vice versa; and (c) the word “may” gives sole discretion without any obligation to take any action.

17.Borrower’s Copy. Borrower shall be given one copy of the Note and of this Security Instrument.

18.Transfer of the Property or a Beneficial Interest in Borrower. As used in this Section 18, “Interest in the Property” means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.

If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender’s prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by Applicable Law.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

19.Borrower’s Right to Reinstate After Acceleration. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earliest of: (a) five days before sale of the Property pursuant to any power of sale contained in this Security Instrument; (b) such other period as Applicable Law might specify for the termination of Borrower’s right to reinstate; or (c) entry of a judgment enforcing this Security Instrument. Those conditions are that Borrower: (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys’ fees, property inspection and valuation fees, and other fees incurred for the purpose of protecting Lender’s interest in the Property and rights under this Security Instrument; and (d) takes such action as Lender may reasonably require to assure that Lender’s interest in the Property and rights under this Security Instrument, and Borrower’s obligation to pay the sums secured by this Security Instrument, shall continue unchanged. Lender may require that Borrower pay such reinstatement sums and expenses in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality or entity; or (d) Electronic Funds Transfer. Upon reinstatement by Borrower, this Security Instrument and obligations secured hereby shall remain fully effective as if no acceleration had occurred. However, this right to reinstate shall not apply in the case of acceleration under Section 18.

File No:  72J-6KL3-M9EBorrower Initials: _____

20.Sale of Note; Change of Loan Servicer; Notice of Grievance. The Note or a partial interest in the Note (together with this Security Instrument) can be sold one or more times without prior notice to Borrower. A sale might result in a change in the entity (known as the “Loan Servicer”) that collects Periodic Payments due under the Note and this Security Instrument and performs other mortgage loan servicing obligations under the Note, this Security Instrument, and Applicable Law. There also might be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given written notice of the change which will state the name and address of the new Loan Servicer, the address to which payments should be made and any other information RESPA requires in connection with a notice of transfer of servicing. If the Note is sold and thereafter the Loan is serviced by a Loan Servicer other than the purchaser of the Note, the mortgage loan servicing obligations to Borrower will remain with the Loan Servicer or be transferred to a successor Loan Servicer and are not assumed by the Note purchaser unless otherwise provided by the Note purchaser.

Neither Borrower nor Lender may commence, join, or be joined to any judicial action (as either an individual litigant or the member of a class) that arises from the other party’s actions pursuant to this Security Instrument or that alleges that the other party has breached any provision of, or any duty owed by reason of, this Security Instrument, until such Borrower or Lender has notified the other party (with such notice given in compliance with the requirements of Section 15) of such alleged breach and afforded the other party hereto a reasonable period after the giving of such notice to take corrective action. If Applicable Law provides a time period which must elapse before certain action can be taken, that time period will be deemed to be reasonable for purposes of this paragraph. The notice of acceleration and opportunity to cure given to Borrower pursuant to Section 22 and the notice of acceleration given to Borrower pursuant to Section 18 shall be deemed to satisfy the notice and opportunity to take corrective action provisions of this Section 20.

21.Hazardous Substances. As used in this Section 21: (a) “Hazardous Substances” are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (b) “Environmental Law” means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection; (c) “Environmental Cleanup” includes any response action, remedial action, or removal action, as defined in Environmental Law; and (d) an “Environmental Condition” means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup.

Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property (a) that is in violation of any Environmental Law, (b) which creates an Environmental Condition, or (c) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that adversely affects the value of the Property. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property (including, but not limited to, hazardous substances in consumer products).

File No:  72J-6KL3-M9EBorrower Initials: _____

Borrower shall promptly give Lender written notice of (a) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge, (b) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (c) any condition caused by the presence, use or release of a Hazardous Substance which adversely affects the value of the Property. If Borrower learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Lender for an Environmental Cleanup.

NON-UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows:

22.Acceleration; Remedies. Lender shall give notice to Borrower as provided in Section 15 prior to acceleration following Borrower’s breach of any covenant or agreement in this Security Instrument (but not prior to acceleration under Section 18 unless Applicable Law provides otherwise). The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Borrower, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Security Instrument and foreclosure and sale of the Property by judicial proceeding. If the default is not cured on or before the date specified in the notice, Lender may require immediate payment in full of all sums secured by this Security Instrument without further demand and may foreclose this Security Instrument by judicial proceeding. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this Section 22, including, but not limited to, reasonable attorneys’ fees and costs of title evidence.

If this Security Instrument secures a “home loan” as defined in the New Mexico Home Loan Protection Act (NMSA 1978, § 58-21A-1 et seq.), certain provisions of that act may be applicable with respect to default, notice, right to cure, method of foreclosure and/or other issues. Notwithstanding any other provisions in this Security Instrument, to the extent any provision of this Security Instrument is inconsistent with the applicable requirements of the Home Loan Protection Act, the provisions of that act shall control.

23.Statutory Mortgage Condition. This Security Instrument shall be subject to the “statutory mortgage condition” as set out in NMSA 1978, § 471-41 (“Statute”). This Security Instrument is the same as a mortgage under the Statute. The Statute states that if Borrower does not pay and perform all obligations in this Security Instrument, Lender has the right to foreclose on the Property.

24.Release. Upon payment of all sums secured by this Security Instrument, Lender shall release this Security Instrument. Borrower shall pay any recordation costs. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Applicable Law.

File No:  72J-6KL3-M9EBorrower Initials: _____

25.Redemption Period. If this Security Instrument is foreclosed, the redemption period after judicial sale shall be one month.

26.Receiver. At any time after default, Lender shall be entitled to the appointment of a receiver for the Property pursuant to the New Mexico Receivership Act (NMSA 1978, § 44-8-1 et seq.).

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any Rider executed by Borrower and recorded with it.

Here Collection 7 LLC

/s/Yevgeniy Davidzon

Yevgeniy Davidzon, Authorized Signer

 [Space Below This Line For Acknowledgment]

File No:  72J-6KL3-M9EBorrower Initials: _____

STATE OF

COUNTY OF

On _______________, before me, the undersigned Notary Public, personally appeared Yevgeniy Davidzon, Authorized Signer of Here Collection 7 LLC , a New Mexico Limited Liability Company, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

File No:  72J-6KL3-M9EBorrower Initials: _____

Loan Document Approval

Loan ID: 72J-6KL3-M9E

Property Address: 24 Tano Vida, Santa Fe, NM, 87506

By signing below, I approve the use of the loan documents contained herein.

marshallreddick.com

4299 MacArthur Blvd., Ste. 105, Newport Beach, CA 92660

(888) 582-7231 – esign@marshallreddick.com

Loan Document Approval

Loan ID: 72J-6KL3-M9E

Property Address: 24 Tano Vida, Santa Fe, NM, 87506

Included Documents:

This package contains the following loan documents that need your approval in order to proceed with the loan process:

1.Security Instrument

2.1-4 Family Rider

3.Promissory Note

4.Borrower’s Closing Agreement

Marshall Reddick Contacts:

Loan Underwriter	Aaron Byrne	abyrne@marshallreddick.com	(949) 885-8192
Manager	Stephanie Miller	smiller@marshallreddick.com	(949) 885-5170
Loan Officer	Patrick Prunty	pprunty@marshallreddick.com	(949) 885-8173

This document was generated 9/13/2022, 12:08 PM PDT.

marshallreddick.com

4299 MacArthur Blvd., Ste. 105, Newport Beach, CA 92660

(888) 582-7231 – esign@marshallreddick.com